Exhibit 23.

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Transtech Industries,
Inc.

        We hereby consent to the incorporation by reference in the Registration Statement of Transtech Industries, Inc. (Form S-8, filed with the Securities and Exchange Commission on March 23,
2001) of our report dated March 17, 2003 relating to the consolidated financial statements and schedules of Transtech Industries, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.


/s/ Briggs Bunting and Dougherty, LLP
Philadelphia, Pennsylvania
April 15, 2003